Exhibit 99.1

RENAISSANCE BIOENERGY, INC. – CHANGE OF COMPANY NAME

Los Angeles, CA, November 19, 2010: Renaissance Bioenergy, Inc. (OTC BB: RENS) (“the Company”) announced today that it has changed its name to ASPA Gold Corp.

The Company has requested a new CUSIP number and is in the process of completing a   Notification Form and supporting documents for submission to FINRA.  This documentation must be submitted to FINRA at least 10 calendar days prior to the effective date for the Over-the-Counter Bulletin Board.  We anticipate that the effective date for our new stock symbol will be on or before December 6th, 2010.

A Form 8-K in respect of this corporate action will be filed today.

This release contains "forward-looking statements."  "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually", "projected" or “guidelines”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in filings made by such company with the SEC.

Contact:

Renaissance BioEnergy Inc.
Scott D. Pummill, Chief Executive Officer
36101 Bob Hope Drive, Suite E5-238
Rancho Mirage, CA 92270
T: (888) 717-2221
F: (310) 861-1171
E: scottp@renaissancebioenergy.com